EXHIBIT 23.2

                                            CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333- ) of our report dated March 26, 1997, on our audits of the financial statements of Saba Petroleum Company. We also consent to the references to our firm under the caption "Experts".




[signature]

Coopers & Lybrand
Los Angeles, California
January 27, 1998